Exhibit 5

                                 DAVIS & GILBERT
                                  1740 Broadway
                            New York, New York 10019

                                                                January 15, 1998

Omnicom Group Inc.
437 Madison Avenue
New York, NY 10022

                     Re: Registration Statement on Form S-3

Gentlemen:

      In our capacity as counsel to Omnicom Group Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company contemporaneously herewith on behalf of the selling shareholders named therein (the "Selling Shareholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 2,523,415 shares of common stock, $.50 par value, of the Company being offered for the respective accounts of the Selling Shareholders (the "Selling Shareholders' Shares").

      In that connection, we have examined the Certificate of Incorporation and the By-Laws, both as amended, of the Company, the Registration Statement, corporate proceedings relating to the issuance of the Selling Shareholders' Shares, and such other instruments and documents as we deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

      Based upon and subject to the foregoing, we are of the opinion that the Selling Shareholders' Shares when issued will be legally issued, fully paid and nonassessable shares of common stock, $.50 par value, of the Company.


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      We hereby  consent  to the use of our  opinion  as herein  set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.

                                                      Very truly yours,

                                                      DAVIS & GILBERT